UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 29, 2012

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	Commission File Number	(I.R.S. Employer Identification Number)
incorporation)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2012, Walter Energy, Inc. (the “Company”), certain subsidiaries of the Company, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent, entered into Third Amendment to Credit Agreement (the “Third Amendment”) to that certain Credit Agreement, dated as of April 1, 2011, among the Company, certain subsidiaries of the Company, the various lenders thereunder, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and the other agents named therein, as amended by the First Amendment to Credit Agreement, dated as of January 20, 2012 and the Second Amendment to the Credit Agreement, dated as of August 16, 2012 (as amended, the “Credit Agreement”). The Third Amendment provides that (i) the interest margins on the loans under the Credit Agreement increase by 1.25-1.50% from their existing levels and the leverage ratios at which the interest rate margins step down shall be increased, (ii) the interest margins on the loans under the Credit Agreement will increase by an additional 0.25% if senior unsecured notes in an aggregate principal amount of not less than $500,000,000 are not incurred by April 29, 2013, (iii) permitted acquisitions and unlimited unsecured debt are subject to compliance with a 4.50:1.0 total leverage ratio, (iv) the Company has additional flexibility to incur up to an additional $1,000,000,000 of senior unsecured notes; provided that a minimum of 50% of the proceeds from any such offering are used to repay the term loans under the Credit Agreement, (v) the total leverage ratio covenant and the interest coverage covenant levels are modified and (vi) if the Company incurs senior unsecured notes in an aggregate principal amount of not less than $500,000,000, the total leverage ratio covenant will be replaced with a secured leverage ratio covenant and the interest coverage covenant levels will be decreased.  The Company must pay a one-time consent fee equal to 0.25% of the aggregate amount of loans outstanding and/or available commitments of those lenders consenting to the Third Amendment.  All other terms of the Credit Agreement, including the aggregate principal amount that may be borrowed thereunder, remain substantially unchanged.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1

Third Amendment to Credit Agreement, dated as of October 29, 2012, by and among Walter Energy, Inc., certain subsidiaries of Walter Energy, Inc., the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: October 30, 2012	By:	/s/ Earl H. Doppelt
Earl H. Doppelt, Senior Vice President
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Third Amendment to Credit Agreement, dated as of October 29, 2012, by and among Walter Energy, Inc., certain subsidiaries of Walter Energy, Inc., the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent.